UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting
standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Form 8-K                                First Financial Bancorp.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Effective May 23, 2017, Anthony M. Stollings has been appointed to the title of President and Chief Banking Officer of First Financial Bancorp. and First Financial Bank, its wholly owned subsidiary. In this position, Mr. Stollings will oversee all banking operations of First Financial Bank including Consumer Banking, Commercial and Private Banking, Mortgage Banking, and Investment Commercial Real Estate lending. Effective May 23, 2017, John M. Gavigan will be responsible for Information Technology, Talent Management, Project Management Office, and Corporate Facilities, in addition to his current responsibilities as Chief Financial Officer.

(e)	On May 23, 2017, the shareholders of First Financial Bancorp. approved the Amended and Restated 2012 Stock Plan, a copy of which is included as an exhibit to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On May 23, 2017, First Financial Bancorp., an Ohio corporation (the “Company”), held its Annual Meeting of Shareholders for the purpose of considering and acting upon the following matters

1.	To elect thirteen directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected;

2.	To amend and restate the 2012 Stock Plan;

3.	To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2017;

4.	To approve, on an advisory basis, the compensation of the Company’s executive officers; and

5.	To provide an advisory vote on the frequency of the shareholder advisory vote on executive compensation.

As of March 27, 2017, the record date for the annual meeting, there were 62,134,799 eligible votes and approximately 31,067,400 votes counted toward a quorum at the meeting. 56,357,493 shares (or 90.70% of the shares outstanding) were voted.

(b)	The voting results for each proposal, including the votes for and against, and any abstentions or broker non-votes, are described below.

Item 1 - Election of Directors
The Company's shareholders elected all thirteen nominees for director. Each nominee will serve for a one-year term ending in 2018. For each nominee, the votes cast for and withheld, as well as the abstentions and broker non-votes, were as follows:

Director Nominee	Aggregate Votes
	FOR	WITHHELD	ABSTENTIONS	BROKER NON-VOTES
J.Wickliffe Ach	49,146,342	606,439	N/A	N/A
David S. Barker	48,169,407	1,583,374	N/A	N/A
Cynthia O. Booth	49,429,572	323,209	N/A	N/A
Claude E. Davis	49,445,546	307,235	N/A	N/A
Corinne R. Finnerty	49,182,933	569,848	N/A	N/A
Peter E. Geier	48,122,270	1,630,511	N/A	N/A
Murph Knapke	49,258,977	493,804	N/A	N/A
Susan L. Knust	49,261,049	491,732	N/A	N/A
William J. Kramer	48,211,628	1,541,153	N/A	N/A
Jeffrey D. Meyer	49,446,665	306,116	N/A	N/A
John T. Neighbours	49,493,653	259,128	N/A	N/A
Richard E. Olszewski	49,183,766	569,015	N/A	N/A
Maribeth S. Rahe	48,161,566	1,591,215	N/A	N/A

Item 2 - To re-approve the Amended and Restated 2012 Stock Plan.
The FFBC shareholders re-approved the Company’s Amended and Restated 2012 Stock Plan. The votes cast for and against this proposal, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
48,572,855	828,626	351,300	6,604,712

Item 3 - Ratification of Auditors
The FFBC shareholders ratified the Audit Committee's selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for 2017. The votes cast for and against this proposal, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
54,561,637	1,634,083	161,773	N/A

Item 4 - Advisory Vote on Executive Compensation
The Company’s shareholders approved the advisory vote on the compensation of the Company’s executive officers named in the proxy statement for the 2017 annual meeting of shareholders. The advisory resolution approved by the shareholders is also referred to as “say on pay.” The votes cast for and against this proposal, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
47,610,145	1,754,239	388,397	6,604,712

Item 5 - Advisory Vote on Say on Pay Frequency
The Company’s shareholders identified the desired frequency of the advisory vote on executive compensation as being annually. The votes cast for each frequency, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
38,337,969	455,087	10,631,641	328,084	N/A

(d)
In accordance with the recommendation of our Board of Directors as set forth in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2017 and based on the voting results for this proposal, our Board of Directors determined that an advisory vote to approve the compensation of our named executive officers will be conducted on an annual basis. Our Board of Directors will reevaluate this determination after the next shareholder advisory vote on this matter is held.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is filed as an Exhibit to this Current Report on Form 8-K:

10.1    First Financial Bancorp Amended and Restated 2012 Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Shannon M. Kuhl
Shannon M. Kuhl
Senior Vice President and Chief Legal Officer

Date:	May 24, 2017

Form 8-K                                First Financial Bancorp.

Exhibit No.     Description

10.1        First Financial Bancorp Amended and Restated 2012 Stock Plan